UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2009

SFSB, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States	000-51037	20-2077715
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 Churchville Road
Bel Air, Maryland	21015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 443-265-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

Section 8 – Other Events

Item 8.01. Other Events

On July 24, 2009, SFSB, Inc. (the “Company”) announced that, in accordance with resolutions adopted, unanimously, by its Board of Directors on July 20, 2009, the Company intends to file a Certificate and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) on or about August 7, 2009 to effect the voluntarily deregistration of its common stock.  The Company is eligible to deregister its common stock because there are fewer than 300 holders of record of the common stock.  Upon the filing of the Form 15, the Company’s obligations to file certain reports and forms with the Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K will immediately be suspended.  The Company expects the deregistration of its common stock to become effective 90 days after filing the Form 15.

The Company intends to deregister its common stock because it believes that the incremental cost of compliance with the auditor attestation provisions of the Sarbanes-Oxley Act of 2002 and other public company reporting requirements outweighs any discernable benefit to the Company or its shareholders, and that continuing to incur such costs is not in their best interests.  Factors influencing the Company’s decision to deregister include the following:

o	the ever increasing accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the Commission in comparison to the Company’s size;
o	the amount of time senior management is required to devote to matters related to the Company’s public reporting obligations as opposed to time concentrating on the Company’s business; and
o	the already limited trading volume and liquidity in the Company’s common stock.

Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company.  We anticipate that our common stock will continue to be quoted on the Over-the-Counter Bulletin Board after deregistration to the extent market markers continue to make a market in the common stock.  The Company can make no assurance, however, that any broker will continue to make a market in the Company’s common stock and that trading will continue.

In addition, the Company will continue to file financial reports with its federal regulator and, going forward, financial information about the Company will be available on our website.

On July 24, 2009, the Company issued a press release announcing its intention to terminate the registration of its common stock, which is filed as Exhibit 99.1 to this current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1  Press Release dated July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFSB, INC.

Date: July 24, 2009	By:	/s/ Philip E. Logan
Philip E. Logan, President